PROTECTION ONE

MEDIA CONTACT:
Robin J. Lampe
Phone: 785.575.6468
FAX: 785.575.6511
INVESTOR CONTACT:
Craig Weingartner
Phone: 785.575.8168
FAX: 785.575.6511


                      PROTECTION ONE ANNOUNCES 4TH QUARTER
                              AND YEAR-END EARNINGS


           CULVER CITY, Calif., March 29, 2000 (6:30 a.m. CST) -- Protection

One, Inc., (NYSE:POI) one of the leading residential security alarm companies in

North America, today reported financial results for the fourth quarter and the year ended 1999 and shared an update related to its debt and customer service and creation efforts.


           "Last year, we began a comprehensive plan to improve customer service, reduce the cost of adding customers and to de-leverage our balance sheet. During the third and fourth quarters of 1999, our efforts continued to improve customer service, integrate operations and build the platform for controlled, economic growth," said Annette Beck, president and chief operating officer of Protection One. "While our financial results are indicative of the issues we faced in 1999, management is building a solid foundation for future performance and progress is being made daily."


FOURTH-QUARTER RESULTS
----------------------

           Revenues for the fourth quarter 1999 were $152.7 million, compared to

$144.0 million for the fourth quarter 1998. The net loss for the fourth quarter of 1999 was $(29.5) million, or $(0.23) per share compared to a net loss of


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
P. 2 - 4th QUARTER RESULTS


$(5.7) million, or $(0.05) per share for the fourth quarter 1998.


           Fourth-quarter earnings before interest, taxes, depreciation and amortization (EBITDA), excluding one-time expenses, were $44.9 million, compared to fourth quarter 1998 EBITDA of $52.6 million. The company's EBITDA goal for

2000 is approximately $160 million.


           Adjusted net loss, defined as net loss (as reported) plus goodwill amortization, was $(22.7) million compared to a loss of $(3.35) million in the fourth quarter 1998.


           Cash flow, defined as net loss (as reported) plus depreciation and amortization, for the fourth quarter 1999 was $25.2 million compared to $32.4 million in the fourth quarter 1998.


YEAR-END RESULTS
----------------

           Revenues for the year ended were $605.2 million, compared to $421.1 million in 1998, an increase of 43.7 percent. The net loss for 1999 was $(82.9)

million, or $(0.65) per share, compared to a net loss of $(3.3) million, or

$(0.05) per share for 1998. This loss is attributed primarily to the change in the amortization methodology of customer accounts and increased interest costs during 1999.


LOWERING DEBT
-------------

           Recently, Protection One announced the sale of its European operations and certain other assets for $244 million and an amendment to its revolving credit facility. The company received approximately $183 million in cash and approximately $61 million market value of its bonds. Pro forma credit ratios as of Dec. 31, 1999, under the Westar Capital revolver were approximately

4.5 (debt/EBITDA) and 3.0 (interest coverage test).


           The indentures governing the company's outstanding subordinated notes contain similar covenants with different calculations relating to the company's ability to incur indebtedness. The company is in compliance with these indentures.

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
P. 3 - 4th QUARTER RESULTS


           The company may, from time to time, depending on market conditions,

buy back its publicly traded debt securities.


CUSTOMER SERVICE AND CREATION INITIATIVES
-----------------------------------------

           In mid-to late-1999, a new management team focused on addressing customer service issues by investing in training and technology, hiring 150 new service representatives and building customer retention teams in order to enhance customer service.


           This focus on service has resulted in continued improvements in measurements of key performance metrics such as call abandonment rates,

acknowledgement time, average speed of answer and service repair backlog.


            "Our efforts to improve service are showing results," Beck said.

"The company's customer attrition rate in North America decreased to 16.3 percent in the fourth quarter from 19.1 percent in the third quarter. Overall company attrition for the fourth quarter was 14.7 percent on an annualized basis. We expect attrition to be lower in the first quarter 2000 than it was in the fourth quarter 1999."


           This year, the company is moving to a standard customer service and monitoring platform nationwide using Monitoring Automation Systems (MAS), a supplier of security industry computer systems and products that assist with functions such as a general customer service, monitoring, billing, lead tracking and collections. This system, scheduled for implementation by year-end 2000,

will replace the multiple systems currently used and, the company believes, it will provide more opportunities for one-call resolution with customers and general operating efficiencies.


           The company also is focusing on lowering its cost of growth and reducing the reliance on the more expensive dealer model, one that added customers at an average of 35 times Monthly Recurring Revenue (MRR) at its peak.

Protection One's growth model now includes dealers who are paid a lower multiple, internal sales and Paradigm Direct, which will incorporate new


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
P. 4 - 4th QUARTER RESULTS


marketing channels, such as the internet, direct response TV, and direct mail.

Through these channels, customers are being acquired at a lower multiple.


ANNUAL MEETING DATE SET
-----------------------

           Protection One today also announced that its 2000 annual meeting of shareholders will be on Tuesday, May 23. The meeting will be at the

Ritz-Carlton, Marina del Rey, California. Shareholders of record on April 11,

2000, may attend and vote at the meeting.


           The company's annual report to shareholders will be mailed to shareholders on or about April 15, 2000.



                              -- TABLES FOLLOW --

           Protection One, one of the leading residential security alarm companies in the United States, provides monitoring and related security services to approximately 1.2 million residential and commercial subscribers in North America.

           Forward-Looking Statements: Certain matters discussed in this news release are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe", "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations, or goals. Such statements address future events and conditions concerning capital expenditures, earnings, litigation, the outcome of accounting issues reviewed by the SEC staff as disclosed in previous filings, possible corporate restructurings, mergers, acquisitions, dispositions, liquidity and capital resources, interest, environmental matters, changing weather, ability to enter new markets successfully, and accounting matters. Our actual results may differ materially from those discussed here. See the company's and Protection One's 1999 Annual Report on Form 10-K and current reports on Form 8-K for further discussion of factors affecting the company's and Protection One's performance. Protection One disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this news release. Other risks and uncertainties are described in Protection One's 1999 Form 10-K filed with the Securities and Exchange Commission on March 29,2000. Protection One disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.



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
                        PROTECTION ONE AND SUBSIDIARIES

                    SUMMARY BALANCE SHEET AND CASH FLOW DATA
                    ----------------------------------------
                             (Dollars in thousands)

BALANCE SHEET DATA:
                                                        December 31,                       December 31,
                                                            1999                               1998
                                                    ---------------------              ---------------------
ASSETS
Current assets                                                 $ 186,380                          $ 187,840
Property and equipment, net                                       60,912                             46,959
Customer accounts, net                                         1,139,066                          1,031,956
Goodwill and trademarks, net                                   1,101,788                          1,175,153
Other assets                                                      70,089                             68,528
                                                    ---------------------              ---------------------
                                                             $ 2,558,235                        $ 2,510,436
                                                    =====================              =====================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                            $ 214,313                          $ 278,408
Long term debt, net of current portion                         1,077,152                            884,554
Other liabilities                                                  4,173                              3,238
                                                    ---------------------              ---------------------
   Total liabilities                                           1,295,638                          1,166,200
                                                    ---------------------              ---------------------

Stockholders' equity                                           1,262,597                          1,344,236
                                                    ---------------------              ---------------------
                                                             $ 2,558,235                        $ 2,510,436
                                                    =====================              =====================


CASH FLOW DATA:
                                                                Three Months Ended December 31,
                                                    --------------------------------------------------------
                                                            1999                               1998
                                                    ---------------------              ---------------------
Net cash provided by operating activities                       $ 15,332                            $ 2,616

Net cash used in investing activities                          $ (32,290)                         $ (73,936)

Net cash provided by financing activities                        $ 5,242                           $ 67,143



                         PROTECTION ONE AND SUBSIDIARIES

                            SUMMARY INCOME STATEMENT
                            ------------------------
         (Dollars in thousands, except per share and subscriber amounts)


                                                                         THREE MONTHS ENDED DECEMBER 31,
                                                                   ---------------------------------------------
                                                                           1999                     1998
                                                                           ----                     ----
Revenues:
     Monitoring and related services                                           $ 128,782              $ 121,091
     Installation and other                                                       23,914                 22,908
                                                                   ----------------------    -------------------
        Total Revenues                                                           152,696                143,999

Cost of revenues:
     Monitoring and related services                                              38,054                 31,607
     Installation and other                                                       12,983                  9,449
                                                                   ----------------------    -------------------
        Total Cost of Revenues                                                    51,037                 41,056

        Gross Profit                                                             101,659                102,943

Selling, general and administrative expense                                       51,279                 44,519
Acquisition and transition expense                                                 5,519                  5,828
Amortization of intangibles and depreciation expense                              54,637                 38,147
Severance & relocation costs                                                       1,501                  3,400
                                                                   ----------------------    -------------------
        Operating income                                                         (11,277)                11,049

Other (income)/expense:
     Interest expense, net                                                        22,703                 12,572
     Interest expense to parent, net                                                   -                  6,088
     Gain on sale of Mobile Services Group                                             -                      -
     Other                                                                         4,451                    215
                                                                   ----------------------    -------------------
        Income (loss) before income taxes  & extraordinary item                  (38,431)                (7,826)
Income tax (expense)/benefit                                                      10,661                  2,137
                                                                   ----------------------    -------------------
        Income (loss) before extraordinary item                                  (27,770)                (5,689)
Extraordinary gain (loss), net of tax                                             (1,691)                     -
                                                                   ----------------------    -------------------

     Net income (loss)                                                           (29,461)                (5,689)
                                                                   ======================    ===================

Net income (loss) per common share                                                 (0.23)                 (0.05)

Net loss before one-time and non-operational items                               (26,794)                (3,649)

Net loss before one-time and non-operational items per share                       (0.21)                 (0.03)


OTHER DATA:

EBITDA (1)                                                                        44,861                 52,596
Cash Flow per share (2)                                                             0.20                   0.26
Adjusted Net Income/(Loss) (3)                                                   (22,690)                (3,352)
Adjusted Net Income/(Loss) per share                                               (0.18)                 (0.03)
December Monitoring/related service revenue                                       43,569                 40,496
End of period subscribers                                                      1,623,201              1,557,996



(1)  -   For 1999, excludes a charge of $1.5 million for relocation of administrative offices. For 1998, excludes severance charges of $3.4 million.

(2)  -   Cash flow is defined as net income (loss) as reported, plus depreciation and amortization.

(3)  -   Adjusted net income is defined as net income (loss) as reported, plus goodwill amortization.